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METLIFE ISSUES STATEMENT RELATED TO
U.S. TREASURY CAPITAL PROGRAMS
NEW YORK, April 13, 2009 — MetLife, Inc. (NYSE: MET) issued the following statement today in response to inquiries regarding its potential participation in the U.S. Department of the Treasury’s Capital Purchase Program:
MetLife, which has been a federally chartered bank holding company since launching MetLife Bank, N.A. in 2001, has elected not to participate in the program.
“MetLife is well positioned, with approximately $5 billion in excess capital, a strong balance sheet and leading market positions in our core group and individual insurance businesses, where our revenues continue to be healthy,” said C. Robert Henrikson, chairman, president and chief executive officer of MetLife, Inc. “MetLife has already taken actions to reinforce its strong financial position, including raising capital in the marketplace. We have therefore decided not to participate in the Program.”
“Although a number of economic challenges remain, MetLife is well positioned to continue meeting the needs of our clients,” added Henrikson. “We repositioned our investment portfolio over a year ago for the current recession; completed a successful $2.3 billion common stock offering last October; and successfully remarketed over $1 billion in debt earlier this year. We are confident that we have the financial strength to continue to succeed now and over the long-term.”
MetLife also confirmed today that, as a federally chartered bank holding company with more than $100 billion in total assets, the company is one of the top 19 U.S. banking organizations participating in the Treasury’s capital planning exercise being conducted under the department’s Capital Assistance Program. MetLife is working closely with the Federal Reserve on this exercise.

MetLife, Inc. is a leading provider of insurance, employee benefits and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (“SEC”). These factors include: (i) difficult and adverse conditions in the global and domestic capital and credit markets; (ii) continued volatility and further deterioration of the capital and credit markets, which may affect MetLife’s ability to seek financing or access its credit facilities; (iii) uncertainty about the effectiveness of the U.S. government’s plan to stabilize the financial system by injecting capital into financial institutions, purchasing large amounts of illiquid, mortgage-backed and other securities from financial institutions, or otherwise; (iv) the impairment of other financial institutions; (v) potential liquidity and other risks resulting from MetLife’s participation in a securities lending program and other transactions; (vi) exposure to financial and capital market risk; (vii) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect MetLife’s ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require MetLife to pledge collateral or make payments related to declines in value of specified assets; (viii) defaults on MetLife’s mortgage and consumer loans; (ix) investment losses and defaults, and changes to investment valuations; (x) impairments of goodwill and realized losses or market value impairments to illiquid assets; (xi) unanticipated changes in industry trends; (xii) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors and for personnel; (xiii) discrepancies between actual claims experience and assumptions used in setting prices for MetLife’s products and establishing the liabilities for MetLife’s obligations for future policy benefits and claims; (xiv) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xv) ineffectiveness of risk management policies and procedures, including with respect to guaranteed benefit riders (which may be affected by fair value adjustments arising from changes in MetLife’s own credit spread) on certain of MetLife’s variable annuity products; (xvi) increased expenses relating to pension and post-retirement benefit plans, (xvii) catastrophe losses; (xviii) changes in assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (xix) downgrades in MetLife, Inc.’s and its affiliates’ claims paying ability, financial strength or credit ratings; (xx) economic, political, currency and other risks relating to MetLife’s international operations; (xx) availability and effectiveness of reinsurance or indemnification arrangements, (xxi) regulatory, legislative or tax changes that may affect the cost of, or demand for, MetLife’s products or services; (xxii) changes in accounting standards, practices and/or policies; (xxiii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (xxiv) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (xxv) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes; (xxvi) MetLife’s ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; (xxvii) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; and (xxviii) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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